                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

             RESORTQUEST INTERNATIONAL, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        [RESORTQUEST INTERNATIONAL LOGO]

                                                        March 30, 2001

Dear Shareholder,

    On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Thursday, May 10, 2001. At the meeting, we will review ResortQuest's performance for fiscal year 2000 and our expectations for the future.

    A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 2000 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

    Thank you for your ongoing support of and continuing interest in ResortQuest. I look forward to seeing you on May 10th and addressing your questions and comments.

                                        Sincerely,

                                        /s/ David L. Levine

                                        David L. Levine
                                        Chairman, President and
                                        Chief Executive Officer

    530 OAK COURT DRIVE, SUITE 360   -  MEMPHIS, TN 38117   -  901-762-0600

                        [RESORTQUEST INTERNATIONAL LOGO]

                                                        March 30, 2001

                               NOTICE OF THE 2001
                         ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of ResortQuest International, Inc. will be held on Thursday, May 10, 2001, at 9:00 a.m., at The Peabody Hotel, 149 Union Avenue, Memphis, TN 38103, to consider and take action on the following matters:

    1. The election of seven directors to serve until the next annual meeting of shareholders;

    2. The ratification of the appointment of Arthur Andersen LLP as our independent public accountants for fiscal year 2001; and

    3. The transaction of any other business that is properly raised at the meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" THE TWO PROPOSALS.

                                               By Order of the Board of
                                               Directors,

                                               /s/ David L. Levine

                                               David L. Levine
                                               Chairman, President and
                                               Chief Executive Officer

    530 OAK COURT DRIVE, SUITE 360   -  MEMPHIS, TN 38117   -  901-762-0600

TABLE OF CONTENTS ______________________________________________________________

                                                                PAGE
                                                              --------
Annual Meeting Information..................................      1

  What am I voting on?......................................      1

  How does the Board of Directors recommend I vote on the
  proposals?................................................      1

  Who is entitled to vote?..................................      1

  What is the difference between holding shares as a
  shareholder of record and as a
  beneficial owner?.........................................      1

  How can I vote my shares in person at the meeting?........      2

  How can I vote my shares without attending the meeting?...      2

  Can I change my vote?.....................................      2

  How are votes counted?....................................      2

  What does it mean if I receive more than one proxy or
  voting instruction card?..................................      3

  What is a quorum?.........................................      3

  What vote is required to approve each item?...............      3

  Who will count the vote?..................................      3

  What is the deadline for shareholder proposals for next
  year's Annual Meeting?....................................      3

  How much did this proxy solicitation cost?................      3

Securities Ownership of Management and Principal
Stockholders................................................      4

Item 1 -- Election of Directors.............................      6

Nominees....................................................      6

Board Committees and Meeting Attendance.....................      9

  Audit Committee...........................................      9

  Compensation Committee....................................     10

  Executive Committee.......................................     10

Compensation of Directors...................................     10

Report of the Audit Committee of The Board of Directors.....     11

Fees Paid to Independent Auditors...........................     11

  Audit Fees................................................     11

  Financial Information Systems Design and Implementation
  Fees......................................................     11

  All Other Fees............................................     11

Report of the Compensation Committee of the Board of
Directors...................................................     12

  General...................................................     12

  The Executive Compensation Plan...........................     12

  CEO Compensation..........................................     13

  Policy on Deductibility of Compensation...................     13

Compensation Committee Interlocks and Insider
Participation...............................................     13

                                                                PAGE
                                                              --------
Corporate Performance.......................................     14

Compensation of Executive Officers..........................     15

  Summary of Compensation...................................     15

  Option Grants in Fiscal 2000 and Fiscal Year-End Option
  Values....................................................     16

  Employment Agreements and Covenants Not to Compete........     17

  Indemnification Agreements................................     18

  Incentive Plan............................................     18

  Savings and Retirement Plan...............................     19

Certain Relationships and Related Transactions..............     19

  Leases of Facilities......................................     19

  Management Agreements.....................................     20

  Other Transactions........................................     21

Item 2 -- Ratification of Appointment of Independent Public
  Accountants...............................................     24

Item 3 -- Other Matters.....................................     24

Appendix A -- ResortQuest International, Inc. Board of
  Directors Audit Committee Charter.........................    A-1

                        RESORTQUEST INTERNATIONAL, INC.
                         530 Oak Court Drive, Suite 360
                            Memphis, Tennessee 38117

  ----------------------------------------------------------------------------
                                PROXY STATEMENT
----------------------------------------------------------------------------

ANNUAL MEETING INFORMATION _____________________________________________________

    This proxy statement contains information related to the Annual Meeting of Shareholders of ResortQuest International, Inc. to be held on Thursday, May 10, 2001 beginning at 9:00 a.m., at The Peabody Hotel, 149 Union Avenue, Memphis, TN 38103, and at any postponements or adjournments thereof. This proxy statement was prepared under the direction of ResortQuest's Board of Directors to solicit your proxy for use at the Annual Meeting. The approximate date of mailing this proxy statement is March 30, 2001.

WHAT AM I VOTING ON? _____________________________________

    You will be asked to elect nominees to serve on the Board of Directors and to ratify the appointment of our independent accountants for the 2001 fiscal year. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS? _______________________

    The Board recommends a vote FOR each of the nominees for election to the Board and FOR the appointment of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year.

WHO IS ENTITLED TO VOTE? _________________________________

    ResortQuest's outstanding Common Stock consists of Restricted Common Stock and non-restricted Common Stock (together, the "Common Stock"). Shareholders owning our Common Stock on March 21, 2001 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. These shares include
(1) shares held directly in your name as the shareholder of record and
(2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each holder of Restricted Common Stock has one-half vote per share on all matters to be voted on. Each holder of non-restricted Common Stock has one vote per share on all matters to be voted on. On March 21, 2001, there were 19,110,266 shares of Common Stock outstanding, consisting of 2,735,830 shares of Restricted Common Stock and 16,374,436 shares of non-restricted Common Stock.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A
SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER? _________

    Many ResortQuest shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    SHAREHOLDER OF RECORD. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by ResortQuest. As the shareholder of record, you have the right to grant your voting proxy directly to ResortQuest or to vote in person at the Annual Meeting. ResortQuest has enclosed a proxy card for you to use.

    BENEFICIAL OWNER. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING? _______

    Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING? __

    Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How are votes counted?"

CAN I CHANGE MY VOTE? ____________________________________

    You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.

    Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

HOW ARE VOTES COUNTED? ___________________________________

    In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board, "FOR" the ratification of Arthur Andersen LLP as independent public accountants for the 2001 fiscal year and, in the discretion of the proxy holders, on any other matters that properly come before the meeting).

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY
OR VOTING INSTRUCTION CARD? ______________________________

    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

WHAT IS A QUORUM? ________________________________________

    A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a number of shares entitling them to exercise a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Delaware law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Delaware law. Broker non-votes will not affect the outcome of a vote on a particular matter.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM? ______________

    The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting to be approved.

WHO WILL COUNT THE VOTE? _________________________________

    American Stock Transfer & Trust Company will tabulate the votes cast by proxy or in person at the Annual Meeting.

WHAT IS THE DEADLINE FOR SHAREHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING? ________________

    Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by ResortQuest not later than November 30, 2001. If we do not receive notice of any other matter that a shareholder wishes to raise at the Annual Meeting in 2002 by February 19, 2002 and a matter is raised at that meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to ResortQuest's Secretary, ResortQuest International, Inc., 530 Oak Court Drive, Suite 360, Memphis, Tennessee 38117.

HOW MUCH DID THIS PROXY SOLICITATION COST? _______________
    We have engaged D. F. King & Co., Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay D.F. King & Co. a fee of $5,000 plus expenses for these services. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of ResortQuest and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

SECURITIES OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS _____________________________________________________

    The following table shows the number of shares of Common Stock beneficially owned by each person known to ResortQuest to beneficially own more than 5% of the Common Stock, by the directors and the Named Executive Officers listed in the Summary Compensation Table on page 15, and by the directors and all ResortQuest executive officers as a group. Unless otherwise indicated, the persons listed have an address c/o ResortQuest's executive offices and have sole voting and investment power with respect to their shares. The table shows ownership as of January 8, 2001.

------------------------------------------------------------------------------------------------------
                    SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
------------------------------------------------------------------------------------------------------
                                                                    SHARES OF COMMON
                                                                   STOCK BENEFICIALLY       PERCENTAGE
                            NAME                                         OWNED                OWNED
------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.(1)                                     1,190,500               6.1
------------------------------------------------------------------------------------------------------
Par Capital Management, Inc. (2)                                       1,712,600               8.8
PAR Investment Partners, L.P.
Par Group, L.P.
------------------------------------------------------------------------------------------------------
David L. Levine(3)(4)                                                    144,334                *
------------------------------------------------------------------------------------------------------
James S. Olin(3)                                                          65,549                *
------------------------------------------------------------------------------------------------------
W. Michael Murphy(3)(5)                                                   98,867                *
------------------------------------------------------------------------------------------------------
Frederick L. Farmer(3)                                                    85,584                *
------------------------------------------------------------------------------------------------------
J. Mitchell Collins                                                        5,000                *
------------------------------------------------------------------------------------------------------
William W. Abbott, Jr. (3)                                               160,091                *
------------------------------------------------------------------------------------------------------
Elan J. Blutinger(3)(6)                                                  708,455               3.6
------------------------------------------------------------------------------------------------------
Joshua M. Freeman(3)(7)                                                  987,685               5.1
------------------------------------------------------------------------------------------------------
Heidi Houston (8)(9)                                                     253,667               1.3
------------------------------------------------------------------------------------------------------
Colin V. Reed(3)                                                          20,000                *
------------------------------------------------------------------------------------------------------
Michael D. Rose(3)                                                       108,455                *
------------------------------------------------------------------------------------------------------
David C. Sullivan(3)(10)                                                 360,956               1.9
------------------------------------------------------------------------------------------------------
Joseph V. Vittoria(3)                                                     60,000                *
------------------------------------------------------------------------------------------------------
Theodore L. Weise(3)                                                      61,000                *
------------------------------------------------------------------------------------------------------
All directors and executive officers as a group (15)                   3,126,643               16.1
  including those persons listed above
------------------------------------------------------------------------------------------------------

*   Less than 1.0%

(1) The address of the shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information is based solely on our review of the
    Schedule 13G, as filed by the shareholder with the Securities and Exchange Commission on February 2, 2001.

(2) The address for the group is One Financial Center, Suite 1600, Boston, MA 02111. Information is based solely on our review of the Schedule 13G, as filed by the shareholder with the Securities and Exchange Commission on February 14, 2001. Members of the group share both voting and dispositive power.

(3) Includes the following number of shares that the named individual has the right to acquire as of March 9, 2001 (60 days after January 8, 2001) through the exercise of stock options: 84,334 shares for Mr. Levine, 36,535 shares for Mr. Olin, 56,667 shares for Mr. Murphy, 55,834 shares for Mr. Farmer, 88,500 shares for Mr. Sullivan, 10,000 shares for Mr. Reed and 20,000 shares for each of Messrs. Abbott, Blutinger, Freeman, Rose, Vittoria and Weise.

(4) Includes 15,000 shares held in trust for the benefit of his minor children.

(5) Includes 200 shares owned by his spouse.

(6) Includes 41,667 shares which may be acquired upon the exercise of exercisable options held by Alpine Consolidated II, LLC, of which Mr. Blutinger is a Managing Director.

(7) Includes 33,000 shares held by the Carl M. Freeman Foundation, Inc. (the "Freeman Foundation"), of which Mr. Freeman is a trustee and over which he shares voting and investment power. Mr. Freeman disclaims beneficial ownership of these shares.

(8) Includes 2,500 shares held in trust for the benefit of her minor children.

(9) Ms. Houston resigned as a member of the Board on December 8, 2000.

(10) Includes 2,754 shares attributed to Mr. Sullivan's account in the ResortQuest Savings and Retirement Plan. Participants have voting power over shares purchased with their own contributions.

  ----------------------------------------------------------------------------
                        ITEM 1 -- ELECTION OF DIRECTORS
----------------------------------------------------------------------------

NOMINEES _______________________________________________________________________

    Seven directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. All of the nominees have served as directors since the last annual meeting, except for Colin V. Reed, who was elected a director by the Board of Directors on August 1, 2000. Directors Joshua M. Freeman and Michael D. Rose are not standing for re-election. Hedi Houston resigned as a member of the Board in December 2000.

    The Compensation Committee of the Board, which considers nominees for election to the Board, recommended that the size of the Board of Directors be reduced from ten members to eight members. The Board of Directors approved the recommendation in March 2001 and believes that a smaller Board will facilitate communication among the directors and increase the efficiency of the Board.

    Subsequent to the Board's action, Mr. Freeman advised ResortQuest in late March 2001 that he would not stand for re-election. Accordingly, seven directors will be elected at the Annual Meeting. The Board knows of no reason why any nominee may be unable to serve as a director. If any nominee listed below is not available for election, proxies will be voted for such other person as the Board of Directors may nominate. The proxies cannot be voted for more than seven nominees.

    The nominees and their biographies are as follows:

--------------------------------------------------------------------------------
WILLIAM W. ABBOTT, JR.
DIRECTOR SINCE NOVEMBER 1998
AGE 55
--------------------------------------------------------------------------------

    Mr. Abbott is a consultant to ResortQuest. He previously served as Vice Chairman of Abbott Resorts, Inc. from March 1997 to November 1998. He served as President and Chairman of the Board of Abbott Resorts from 1976 to March 1997. Abbott Resorts, the largest provider of beach vacation property rentals, management services and real estate sales in Florida, is a ResortQuest subsidiary.

--------------------------------------------------------------------------------
ELAN J. BLUTINGER
DIRECTOR SINCE SEPTEMBER 1997
AGE 45
--------------------------------------------------------------------------------

    Mr. Blutinger is a founding partner of Alpine Consolidated LLC, a merchant bank specializing in the consolidation of fragmented industries. He is also Managing Director of Alpine Europe LLC. He was a director and co-founder of Travel Services International, Inc. until its acquisition in 2000. From 1987 until its acquisition in 1995, Mr. Blutinger was the Chief Executive Officer of Shoppers Express, which became "OnCart" in 1997, an electronic retailing service. From 1983 until its acquisition in 1986 by IDI, he was Chief Executive Officer of DSI, a wholesale software distributor. Mr. Blutinger is also a director of Online Travel Corp., a publicly traded travel company in the United Kingdom.

--------------------------------------------------------------------------------
DAVID L. LEVINE
DIRECTOR SINCE MAY 1998
AGE 53
--------------------------------------------------------------------------------

    In May 2000, Mr. Levine became Chairman, President and Chief Executive Officer of ResortQuest. He served as President and Chief Executive Officer of ResortQuest from December 1999 to May 2000 and as President and Chief Operating Officer from May 1998 until December 1999. Mr. Levine was President and Chief Operating Officer of Equity Inns, Inc., a real estate investment trust that specializes in hotel acquisitions, from June 1994 to April 1998. Mr. Levine was also President and Chief Operations Officer of Trust Management Inc., which operated Equity Inns' properties, from June 1994 until November 1996. Prior to that, he was President of North American Hospitality, Inc., a hotel management and consulting company, which he formed in 1985.

--------------------------------------------------------------------------------
COLIN V. REED
DIRECTOR SINCE AUGUST 2000
AGE 52
--------------------------------------------------------------------------------

    Mr. Reed has been a member of the three-executive Office of the President of Harrah's Entertainment, Inc. since May 1999, a director of Harrah's since December 1998 and the Chief Financial Officer of Harrah's since April 1997. He was Executive Vice President of Harrah's from September 1995 to May 1999 and has served in several other management positions with Harrah's since 1987. He is currently a member of the Executive Committee of the Harrah's Board. Mr. Reed also serves as director and Chairman of the Board of JCC Holding Company. JCC Holding Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on January 4, 2001.

--------------------------------------------------------------------------------
DAVID C. SULLIVAN
DIRECTOR SINCE MAY 1998
AGE 61
--------------------------------------------------------------------------------

    Mr. Sullivan is a consultant to ResortQuest. He served as Chairman of ResortQuest from December 1999 to May 2000. From May 1998 to December 1999, he was the Chairman and Chief Executive Officer of ResortQuest. From April 1995 to December 1997, Mr. Sullivan was the Executive Vice President and Chief Operating Officer, and a director, of Promus Hotel Corporation, a publicly traded hotel franchisor, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. Mr. Sullivan is also a director of Winston Hotels, Inc. and John Q. Hammons Hotels, Inc.

--------------------------------------------------------------------------------
JOSEPH V. VITTORIA
DIRECTOR SINCE MAY 1998
AGE 65
--------------------------------------------------------------------------------

    Mr. Vittoria has been Chairman of Puradyn Filter Technologies, Inc. since February 2000. He was the Chairman and Chief Executive Officer of Travel Services International, Inc., a leading single source distributor of specialized leisure travel services, from July 1997 until its acquisition in 2000. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis, Inc., a multinational auto rental company.
Mr. Vittoria serves on the Board of Directors of Transmedia Asia Pacific, Inc. and Sirius Satellite Radio Inc.

--------------------------------------------------------------------------------
THEODORE L. WEISE
DIRECTOR SINCE MAY 1998
AGE 56
--------------------------------------------------------------------------------

    From February 1998 to February 2000, Mr. Weise served as the President and Chief Executive Officer of Federal Express Corporation, the world's largest express transportation company. He was previously Executive Vice President and Chief Operating Officer of Federal Express Corporation from February 1996 to February 1998. From August 1991 to February 1996 he served as Senior Vice President of Air Operations of Federal Express Corporation. Mr. Weise is also a director of Federal Express Corporation.

BOARD COMMITTEES AND MEETING ATTENDANCE ________________________________________

    The Board of Directors has three committees, the Audit, Compensation and Executive committees. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.

------------------------------------------------------------------------------------------------
                             COMMITTEE MEMBERSHIP AND MEETINGS HELD
------------------------------------------------------------------------------------------------
                 NAME                        AUDIT           COMPENSATION          EXECUTIVE
------------------------------------------------------------------------------------------------
William W. Abbott, Jr.                                            X                    X
------------------------------------------------------------------------------------------------
Elan J. Blutinger                                                 X*                   X
------------------------------------------------------------------------------------------------
Joshua M. Freeman                              X
------------------------------------------------------------------------------------------------
David L. Levine                                                                       X*
------------------------------------------------------------------------------------------------
Michael D. Rose                               X*                  X                    X
------------------------------------------------------------------------------------------------
Joseph V. Vittoria                             X
------------------------------------------------------------------------------------------------
Theodore L. Weise                              X                  X                    X
------------------------------------------------------------------------------------------------
Number of meetings in fiscal 2000**            5                  4                    1
------------------------------------------------------------------------------------------------

X  Member

*   Chairperson

** The Board held five meetings and took a number of other actions by written consent in 2000. All members attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board.

AUDIT COMMITTEE __________________________________________

- Examines the activities of our independent auditors to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

- Reviews our accounting policies and the objectivity of our financial reporting.

- Considers annually the qualifications of our independent auditors, the scope of their audit and the independent auditors' fees and makes recommendations to the Board as to their selection.

- Meets independently with our internal auditing staff, our independent auditors and our senior management.

- Reviews the general scope of our accounting, financial reporting, annual audit and internal audit programs, as well as the results of the annual audit and review of interim financial statements, auditor independence issues and the adequacy of the Audit Committee charter.

- The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

COMPENSATION COMMITTEE ___________________________________

- Establishes executive compensation policies and programs.

- Recommends to the Board base salaries and target bonus levels for executive officers.

- Approves the awards and payments to be made to employees of ResortQuest and its subsidiaries under its long-term compensation plans.

- Makes recommendations to the Board of Directors concerning outside director compensation.

- Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

- Considers as nominees for director qualified persons recommended by directors, management and shareholders. Written recommendations for director nominees should be delivered to the Secretary, ResortQuest International, Inc., 530 Oak Court Drive, Suite 360, Memphis, TN 38117. ResortQuest's bylaws do not permit shareholders to nominate candidates from the floor at an annual meeting without notifying the Secretary at least 60 but not more than 90 days prior to the date of the annual meeting. Notification must include certain information detailed in the bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Secretary.

EXECUTIVE COMMITTEE ______________________________________

- Has the full power of the Board between meetings of the Board, except that it cannot amend ResortQuest's bylaws, recommend any action that requires the approval of shareholders or any other action not permitted to be delegated to a committee under Delaware law.

COMPENSATION OF DIRECTORS ______________________________________________________

    Employee directors receive no additional compensation for serving on the Board of Directors or its committees. Non-employee directors receive $3,000 for attendance at each Board meeting and $1,500 for attendance at each committee meeting.

    Under ResortQuest's Amended and Restated 1998 Long-Term Incentive Plan (the "Incentive Plan"), each non-employee director also receives an option to acquire 10,000 shares of Common Stock upon the non-employee director's initial election as a director and an annual option to acquire 5,000 shares at each annual meeting at which the non-employee director is re-elected or continues to serve. These options will have an exercise price equal to the fair market value of a share of Common Stock on the date the options are issued.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS _________________________________________________________

    The ResortQuest's Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors. A copy of that charter is attached to and incorporated in this proxy statement as Appendix A. All of the Audit Committee members are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards, as applicable.

    The Audit Committee has reviewed and discussed ResortQuest's audited financial statements for fiscal 2000 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as amended or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors the independent auditor's independence.

    Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ResortQuest's Annual Report on Form 10-K for the 2000 fiscal year for filing with the Securities and Exchange Commission.

       AUDIT COMMITTEE
       MICHAEL D. ROSE, CHAIRMAN
       JOSEPH V. VITTORIA
       JOSHUA M. FREEMAN
       THEODORE L. WEISE

FEES PAID TO INDEPENDENT AUDITORS ______________________________________________

AUDIT FEES _______________________________________________

    For fiscal 2000, the aggregate professional fees for the annual audit and interim quarterly reviews performed by ResortQuest's independent public accountants were $199,284.

FINANCIAL INFORMATION SYSTEMS
DESIGN AND IMPLEMENTATION FEES ___________________________

    For fiscal 2000, the aggregate fees for the system design and software and hardware implementation performed by ResortQuest's independent public accountants were $138,306.

ALL OTHER FEES ___________________________________________

    For fiscal 2000, all other fees of ResortQuest's independent public accountants amounted to $684,327.

    The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is consistent with maintaining the auditor's independence.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS _________________________________________________________

GENERAL __________________________________________________

    The Compensation Committee of the Board of Directors for the fiscal year ended December 31, 2000 was comprised entirely of non-employee directors, Messrs. Blutinger, Abbott, Rose and Weise. The Compensation Committee is responsible for establishing and administering ResortQuest's executive compensation programs.

THE EXECUTIVE COMPENSATION PLAN __________________________

    The Compensation Committee's compensation philosophy is designed to support ResortQuest's primary objective of creating value for shareholders. The Compensation Committee believes that the following compensation strategies for ResortQuest's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

- Attract and retain talented executives--ResortQuest provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/ leisure/ hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive's potential total compensation.

- Emphasize pay for performance--ResortQuest's incentive plan establishes a significant relationship between current ResortQuest performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for results below plan. One of the principal factors considered in the incentive plan is the relationship of ResortQuest's earnings per share to stated performance objectives.

- Encourage management stock ownership--The Compensation Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, ResortQuest's stock option program strongly encourages stock ownership by executive officers.

    ResortQuest generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. In 2000, ResortQuest retained the services of a compensation consultant to review its executive compensation practices and base salary. As a result of the compensation study conducted, ResortQuest adjusted certain executive salaries upward to reflect comparable positions of responsibility in comparable companies. The base salary targets are generally established based upon industry survey results in light of ResortQuest's strategic goals compared to other publicly owned, growth-oriented companies. ResortQuest's current philosophy is to pay base salaries sufficient to attract and retain executives with broad, proven track records of performance.

    The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Compensation Committee in the case of the Chairman, President and CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

    In addition to compensation through base salaries, the Compensation Committee has the authority to issue performance-based bonuses. Incentive bonuses will be paid only to the extent that ResortQuest meets performance objectives.

Bonus awards are based on the Compensation Committee's determination of the individual's position and level of responsibility and the individual's impact on ResortQuest's financial success. Bonus payments may, at the discretion of the Compensation Committee, be made in cash or stock options. Bonus payments were made in connection with performance in 2000.

    The Compensation Committee is also responsible for the approval of option grants for employees, the number of shares subject to such options and the terms and conditions of such options, consistent with the Incentive Plan. In addition to year-end performance bonuses, determinations of option grants may be made during the year, either in connection with new acquisitions, additional equity offerings, or the addition of new key personnel, as appropriate in furtherance of ResortQuest's objectives. Such objectives may include recognition of past qualitative performance and incentives to continue the growth and profits of our business.

CEO COMPENSATION _________________________________________

    Mr. Levine has served as Chief Executive Officer of ResortQuest since December 7, 1999. In establishing Mr. Levine's base salary, the Compensation Committee considered the factors discussed above, including the level of CEO compensation in other publicly owned/growth oriented and similar sized companies in comparable industries. Mr. Levine's base salary and the grant in December 2000 of 40,000 stock options was based on ResortQuest performance in 2000 and Mr. Levine's demonstrated ability to grow ResortQuest through acquisitions, expanding internal growth opportunities and ResortQuest's increase in net income over the prior year.

    The Compensation Committee believes the additional stock option grant reflected ResortQuest's need to retain a talented senior executive with the background, experience and leadership skills to help ResortQuest integrate the operations of its recently acquired operating companies and pursue ResortQuest's focus on internal growth.

POLICY ON DEDUCTIBILITY OF COMPENSATION __________________

    Section 162(m) of the Internal Revenue Code generally limits the tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four next most highly compensated executive officers, except to the extent that any such excess compensation is paid pursuant to a performance-based or stock option plan that has been approved by stockholders. The Compensation Committee will study the potential impact of
Section 162(m) and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on ResortQuest, while at the same time preserving the objective of providing appropriate incentive awards. The Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m).

       COMPENSATION COMMITTEE
       ELAN J. BLUTINGER, CHAIRMAN
       WILLIAM W. ABBOTT, JR.
       MICHAEL D. ROSE
       THEODORE L. WEISE

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION ____________________________________

    During 2000, the Compensation Committee was composed of Messrs. Blutinger, Abbott, Rose, and Weise. Neither of Messrs. Abbott, Rose or Weise is or has been an officer or employee of ResortQuest or it subsidiaries. Mr. Blutinger was an officer of ResortQuest prior to our initial public offering in May 1998.

CORPORATE PERFORMANCE __________________________________________________________

    The line graph shown below shows a comparison of the cumulative total shareholder return on the Common Stock as compared to the cumulative total return of two indexes: the S&P 500 Index and the Russell 2000 Index. The Graph covers the period from May 20, 1998, the date on which ResortQuest Common Stock commenced trading on the New York Stock Exchange, to December 31, 2000.

    The performance illustrated assumes that $100 was invested in ResortQuest Common Stock at its closing price on May 20, 1998 and each index on May 20, 1998. The returns reflected in the graph for ResortQuest, the S&P 500 Index and the Russell 2000 Index were 33.0%, 11.7% and (11.9%), respectively, for the seven-month period ended December 31, 1998, (71.8%), 21.0% and 21.3%, respectively, for the twelve-month period ended December 31, 1999, and 48.5%, (9.1)%, and (2.9)%, respectively, for the twelve-month period ended
December 31, 2000.

    The closing prices of ResortQuest Common Stock on May 20, 1998,
December 31, 1999 and December 31, 2000 were $15.50, $4.13 and $6.13, respectively. The price of ResortQuest Common Stock in ResortQuest's initial public offering was $11.00 per share.

    We do not believe we can reasonably identify a peer group on an industry or line of business basis, or a published industry or line of business index for comparison to ResortQuest. As a result, we have used the Russell 2000 Index for comparison purposes because it represents growth companies with market capitalizations similar to ResortQuest.

            COMPARISON OF CUMULATIVE TOTAL RETURNS*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    DOLLARS
                 May 20, 1998     1998     1999     2000
RESORTQUEST INT       $100.00  $132.96   $37.49   $55.67
S & P 500             $100.00  $111.71  $135.21  $122.91
RUSSELL 2000          $100.00   $88.14  $106.88  $103.85

COMPENSATION OF EXECUTIVE OFFICERS _____________________________________________

SUMMARY OF COMPENSATION __________________________________

    The following table shows cash and other compensation paid or accrued during the 2000 fiscal year to ResortQuest's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                                 SECURITIES
                                                                     OTHER       UNDERLYING                   ALL
    NAME AND PRINCIPAL       FISCAL                                 ANNUAL        OPTIONS       LTIP         OTHER
         POSITION           YEAR(1)    SALARY(2)      BONUS      COMPENSATION     GRANTED     PAYOUTS    COMPENSATION
----------------------------------------------------------------------------------------------------------------------
David L. Levine               2000     $275,000    $302,500          $ --          40,000       $ --         $ --
Chairman, President and       1999     $195,625    $     --          $ --         140,500       $ --         $ --
Chief Executive Officer       1998     $ 99,792    $ 99,792          $ --          75,000       $ --         $ --
----------------------------------------------------------------------------------------------------------------------
James S. Olin                 2000     $240,000    $158,400          $ --         110,000       $ --         $ --
Executive Vice President
And Chief Operating
Officer
----------------------------------------------------------------------------------------------------------------------
Frederick L. Farmer           2000     $200,000    $110,000          $ --          55,000       $ --         $ --
Executive Vice President      1999     $139,583    $     --          $ --          25,000       $ --         $ --
and Chief Information         1998     $ 76,763    $ 38,381          $ --          75,000       $ --         $ --
Officer
----------------------------------------------------------------------------------------------------------------------
W. Michael Murphy             2000     $210,000    $115,500          $ --          65,000       $ --         $ --
Senior Vice President and     1999     $167,500    $     --          $ --          45,000       $ --         $ --
Chief Development Officer     1998     $ 92,115    $ 76,058(3)       $ --          45,000       $ --         $ --
----------------------------------------------------------------------------------------------------------------------
J. Mitchell Collins           2000     $143,979    $ 99,000          $ --          75,000       $ --         $ --
Senior Vice President and
Chief Financial Officer
(4)
----------------------------------------------------------------------------------------------------------------------

(1) Mr. Levine, Mr. Farmer and Mr. Murphy commenced employment with ResortQuest upon consummation of our initial public offering (May 26, 1998). Prior to January 4, 2000, Mr. Olin had been employed since September 30, 1998 with ResortQuest as senior manager of a number of ResortQuest's subsidiaries in Florida and Alabama. Mr. Collins was newly employed with ResortQuest on March 13, 2000.

(2) Annual salaries for 1998 were as follows: $162,500 for Mr. Levine; $125,000 for Mr. Farmer; and $150,000 for Mr. Murphy.

(3) Includes payment in the amount of $30,000 for consulting services rendered prior to ResortQuest's initial public offering in 1998.

(4) The annual salary for 2000 for Mr. Collins was $180,000.

OPTION GRANTS IN FISCAL 2000
AND FISCAL YEAR-END OPTION VALUES ________________________

    The table below presents additional information concerning option awards for each of the Named Executive Officers shown in the Summary Compensation table. None of the Named Executive Officers exercised any stock options in 2000. The options granted in 1998 become exercisable at the rate of 25% per year. The options granted after May 11, 1999 become exercisable at the rate of 33 1/3% per year.

-----------------------------------------------------------------------------------------------------------------------
                                             OPTION GRANTS IN FISCAL 2000
-----------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION FOR
                                              INDIVIDUAL GRANTS(1)                            OPTION TERM(2)
-----------------------------------------------------------------------------------------------------------------------
                                            PERCENT OF
                                              TOTAL
                               NUMBER OF     OPTIONS
                               SECURITIES   GRANTED TO
                               UNDERLYING   EMPLOYEES    EXERCISE OR
                                OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION
            NAME                GRANTED        2000       PER SHARE       DATE        0%          5%            10%
-----------------------------------------------------------------------------------------------------------------------
David L. Levine                  40,000         6.7%      $ 7.00        12/06/05    $    --   $    77,359   $   170,943
-----------------------------------------------------------------------------------------------------------------------
James S. Olin                    75,000        12.5%      $ 4.19        1/03/05     $    --   $    86,770   $   191,738
                                 35,000         5.8%      $ 7.00        12/06/05    $    --   $    67,689   $   149,575
-----------------------------------------------------------------------------------------------------------------------
Frederick L. Farmer              30,000         5.0%      $ 4.19        1/03/05     $    --   $    34,708   $    76,695
                                 25,000         4.2%      $ 7.00        12/06/05    $    --   $    48,349   $   106,839
-----------------------------------------------------------------------------------------------------------------------
W. Michael Murphy                50,000         8.3%      $ 4.19        1/03/05     $    --   $    57,846   $   127,826
                                 15,000         2.5%      $ 7.00        12/06/05    $    --   $    29,010   $    64,104
-----------------------------------------------------------------------------------------------------------------------
J. Mitchell Collins              50,000         8.3%      $ 4.56        3/12/05     $    --   $    62,163   $   137,365
                                 25,000         4.2%      $ 7.00        12/06/05    $    --   $    48,349   $   106,839
-----------------------------------------------------------------------------------------------------------------------
All Shareholders(3)                 N/A          N/A         N/A          N/A       $    --   $28,193,048   $62,299,263
-----------------------------------------------------------------------------------------------------------------------
All Optionees                   598,900       100.0%      $ 5.37(4)     Various     $    --   $   889,225   $ 1,964,954
-----------------------------------------------------------------------------------------------------------------------
All optionees gain as a             N/A          N/A         N/A          N/A            --          3.2%          3.2%
  percentage of all
  stockholders gain
-----------------------------------------------------------------------------------------------------------------------

(1) Options to purchase Common Stock expiring on January 3, 2005, March 12, 2005 and December 6, 2005 were granted under ResortQuest's Amended and Restated 1998 Long-Term Incentive Plan on January 4, 2000, March 13, 2000 and December 7, 2000, respectively.

(2) The dollar amounts under these columns are the result of calculations at zero percent, five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. In the above table, we did not use an alternative formula for a grant valuation, as we are not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) These amounts represent the appreciated value which holders of Common Stock would receive at the hypothetical five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

(4) Represents the weighted average price of options granted to all optionees.

EMPLOYMENT AGREEMENTS AND COVENANTS
NOT TO COMPETE ___________________________________________

    ResortQuest is a party to employment agreements with each of the Named Executive Officers. The employment agreements, as amended, for Messrs. Levine, Olin, Farmer, Murphy and Collins provide for annual base salaries of $325,000, $275,000, $220,000, $220,000 and $190,000, respectively. Each of the agreements for Messrs. Levine, Farmer and Murphy were for an initial term of three years. Pursuant to amendments to each of their agreements, the initial term for their employment agreements will expire on December 15, 2002 for Mr. Levine and October 1, 2002 for Messrs. Farmer and Murphy. The initial term under the employment agreements of Messrs. Olin and Collins, will expire on October 1, 2002. Unless terminated or not renewed by ResortQuest or the employee, the term of each employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal.

    Each employment agreement for the Named Executive Officers contains a covenant not to compete (the "Covenant") with ResortQuest for a period of two years immediately following termination of employment. Under the Covenant, the employee generally is prohibited from:

- engaging in any hotel management or non-commercial property management, rental or sales business in direct competition with ResortQuest within defined geographic areas in which ResortQuest or its subsidiaries does business;

- enticing a managerial employee of ResortQuest away from ResortQuest;

- calling upon any person or entity which is, or has been, within one year prior to the date of termination, a customer of ResortQuest; or

- calling upon a prospective acquisition candidate, which the employee knew was approached or analyzed by ResortQuest, for the purpose of acquiring the entity.

    The Covenant may be enforced by injunctions or restraining orders and shall be construed in accordance with the changing location of ResortQuest.

    Each of these employment agreements provides that, in the event of a termination of employment by ResortQuest without cause during the term of the agreement, the employee will be entitled to receive from ResortQuest an amount equal to his or her then current salary for the remainder of the term of the agreement or for one year, whichever is greater.

    Each employment agreement for the Named Executive Officers provides that in the event of a change in control of ResortQuest (as defined in the agreement) during the term of the agreement, if the employee is not given at least five days' notice of such change in control and the successor's intent to be bound by such employment agreement, the employee may elect to terminate his or her employment and receive:

- in one lump sum three times the employee's annual base salary over the time remaining under the agreement's term or for one year, whichever amount is greater;

- all compensation earned and benefits due through the termination date;

- continued participation in all health and welfare plans at ResortQuest's expense for the employee and eligible dependents for up to 36 months after the termination date; and

- outplacement services at ResortQuest's expense for up to one year.

    If the employee's employment by ResortQuest is terminated within one year after a change of control by the employee for good reason (as defined in the employment agreement) or by ResortQuest without good cause, the employee will receive the payments and benefits described immediately above, except the lump sum payment will be equal to three times the employee's base salary. Mr. Levine is entitled to receive these payments and benefits if he elects to terminate his employment for any reason within one year after a change of control.

    If the employee's employment is terminated by ResortQuest without good cause during the 180 days prior to the effective date of a change of control, the employee will receive:

- in one lump sum a payment equal to the employee's annual base salary in effect at the time of employee's termination for whatever time period is remaining in the term of the employment agreement at the time of the employee's termination, less any amounts previously paid at the time of termination and plus an amount equal to the employee's annual base salary;

- continued participation in all health and welfare plans at ResortQuest's expense for the employee and eligible dependents for up to36 months after the termination date; and

- outplacement services at ResortQuest's expense for up to one year.

    The employment agreements also state, that in the event of a termination without cause by ResortQuest or a change in control, the employee may elect to waive the right to receive severance compensation and, in such event, the Covenant will not apply.

    In the event the employee gives notice to ResortQuest at least five days prior to a change in control, the employee may elect to terminate his or her employment agreement and receive in one lump sum two times the amount he or she would receive pursuant to a termination without cause. In such an event, the Covenant would apply for two years from the effective date of termination, unless the employee elects to waive the right to receive severance compensation.

INDEMNIFICATION AGREEMENTS _______________________________

    ResortQuest has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that ResortQuest indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. ResortQuest must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under ResortQuest directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in ResortQuest's Articles of Incorporation and Bylaws, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by shareholders to eliminate the rights it provides.

INCENTIVE PLAN ___________________________________________

    In March 1998, the Board of Directors and ResortQuest's shareholders approved the 1998 Long-Term Incentive Plan, which was later amended and restated effective May 13, 1999. The purpose of the Incentive Plan is to provide officers, employees, directors who are also employees, consultants and independent contractors of ResortQuest or any of its subsidiaries, with additional incentives by increasing their ownership interests in ResortQuest. Individual awards under the Incentive Plan may take the form of one or more of:
(i) either incentive stock options or non-qualified stock options; (ii) stock appreciation rights; (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of ResortQuest Common Stock.

    The number of shares available for use in connection with the Incentive Plan may not exceed 15% of the aggregate number of shares of Common Stock outstanding prior to the date of grant. As of March 21, 2001, 2,866,540 shares were reserved for use in connection with the

Incentive Plan, of which 2,674,388 shares had been granted and were outstanding. Shares of Common Stock which are attributable to awards, which have expired, terminated or been canceled or forfeited, are available for issuance or use in connection with future awards. All options have been granted with exercise prices at least equal to the fair market value at the time of grant.

    The Incentive Plan will remain in effect until terminated by the Board of Directors. The Incentive Plan may be amended by the Board of Directors without the consent of ResortQuest's shareholders, except that any amendment, although effective when made, will be subject to shareholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

SAVINGS AND RETIREMENT PLAN ______________________________

    ResortQuest established the Savings and Retirement Plan, a 401 (k) Plan, effective April 1, 1999. Similar plans existing at certain of our operating subsidiaries (each, an "Operating Company") have either been suspended or rolled into the Savings and Retirement Plan. All employees of ResortQuest, meeting certain minimum eligibility requirements, are eligible to participate in the Savings and Retirement Plan. The Savings and Retirement Plan provides that each participant may contribute up to 20% of his or her pre-tax gross compensation (but not greater than a statutorily prescribed annual limit). The percentage elected by certain highly compensated participants may be required to be lower. The Savings and Retirement Plan permits, but does not require, additional contributions to the Savings and Retirement Plan by ResortQuest. All amounts contributed by employee participants in conformance with the Savings and Retirement Plan requirements and earnings on such contributions are fully vested at all times. For the year ended December 31, 2000, ResortQuest made an aggregate matching contribution to the Savings and Retirement Plan of $1,191,894, based on a match of 50% of employee contributions, up to a maximum of 6% of compensation. The Board of Directors will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS _________________________________

LEASES OF FACILITIES _____________________________________

    ABBOTT RESORTS. Abbott Resorts, one of our Operating Companies, leases 9,350 square feet of office space in Destin, Florida for the main office for its property management and real estate brokerage activities from SAVA Properties, a Florida general partnership which is 25.5% owned by William Abbott, Jr. The lease expires September 29, 2018. The aggregate annual rent paid by Abbott Resorts is $118,932. Abbott Resorts leases approximately 3,700 square feet of indoor and outdoor space in Santa Rosa Beach, Florida for its rental property management and real estate sales activities in the Santa Rosa and Grayton Beach, Florida areas from VAGAS Properties, a Florida general partnership which is 20% owned by William Abbott, Jr. The lease expires September 29, 2018. The aggregate annual rent payment is approximately $50,000.

    Abbott Resorts leases 1,665 square feet of office space in Fort Walton Beach, Florida for real estate sales activities. This property is leased on a month-to-month basis from A&A Properties ("AAP"), a sub S corporation which is 50% owned by William Abbott, Jr. The monthly rent paid by Abbott Resorts is $1,802. As part of such lease, Abbott Resorts also leases a two-bedroom apartment at such site, which is subleased to unaffiliated third parties. Abbott Resorts also leases 2,000 square feet of office space in Destin, Florida from AAP for use as its personnel office. The lease agreement expires

August 31, 2001 and provides for aggregate annual rent of $23,320.

    ASTON HOTELS & RESORTS. Approximately 950 square feet of office space, which is part of a space leased by Aston Hotels & Resorts, an Operating Company, is used by a former stockholder and the previous corporate secretary of Aston Hotels & Resorts. Previously, Andre S. Tatibouet, President of Aston Hotels & Resorts and a former member of ResortQuest's Board and beneficial owner of greater than five percent of our Common Stock, had agreed to assume responsibility on behalf of the former stockholder for the approximately $36,000 annual rent allocable for this space. In July 2000, the former stockholder agreed to assume responsibility for payment of the monthly rent directly to Aston Hotels & Resorts.

    Aston Hotels & Resorts leases on a month-to-month basis approximately 618 square feet of office space in a hotel owned by Mr. Tatibouet. The monthly lease amount is $754.

    AST Development, Inc. ("AST Development"), an entity controlled by
Mr. Tatibouet, utilized in 2000 approximately 125 square feet of office space leased by Aston Hotels & Resorts. AST Development was charged approximately $6,100 for use of this space in 2000.

    COASTAL RESORTS. Coastal Resorts Realty and Coastal Resorts Management, both Operating Companies, lease office space and facilities under three separate lease agreements from Carl M. Freeman Associates, Inc. ("CMFA"). Joshua M. Freeman is the Chairman and majority shareholder of CMFA. The rent paid to CMFA under these leases was $183,829 in 2000.

MANAGEMENT AGREEMENTS ____________________________________

    ABBOTT RESORTS. Abbott Resorts manages vacation condominiums owned or co-owned by Mr. Abbott pursuant to Abbott Resorts' standard management agreement. Abbott Resorts received aggregate property management fees related to these properties of approximately $667,678 in 2000.

    ASTON HOTELS & RESORTS. Aston Hotels & Resorts manages two hotels owned by Mr. Tatibouet. The aggregate management and other fees charged by Aston
Hotels & Resorts for the management of these properties was $768,900 in 2000. The management agreements for these hotels terminate on December 31, 2003. In addition, prior to our acquisition of Aston Hotels & Resorts, Aston Hotels & Resorts was a party to a lease and management agreement for a hotel dated February 21, 1991. Aston Hotels & Resorts transferred this lease and management agreement to AST Holdings, Inc. ("AST Holdings") and simultaneously entered into a management agreement with AST Holdings to manage the property. AST Holdings is owned by Mr. Tatibouet. The lease for this hotel terminated on December 31, 2000. Negotiations are underway for Aston Hotels & Resorts to continue managing the hotel for the hotel's owner under a management agreement that does not involve AST Holdings. The aggregate management and other fees charged by Aston Hotels & Resorts during 2000 for the management of this property was $338,648.

OTHER TRANSACTIONS _______________________________________

    ABBOTT RESORTS. ResortQuest and Mr. Abbott entered into an agreement with respect to the payment of commissions on certain properties which were listed for sale or whose sale was pending as of the date of ResortQuest's acquisition of Abbott Resorts. Pursuant to such agreement, ResortQuest has agreed to pay upon closing of the applicable transaction to which the applicable listing and/or selling fee relates in the aggregate, up to $1,403,827 in listing and/or selling commissions on such properties. ResortQuest paid Mr. Abbott approximately $68,162 in commissions in 2000.

    In connection with the acquisition of Abbott Resorts, Mr. Abbott entered into a three-year consulting agreement with ResortQuest. For all services rendered by Mr. Abbott pursuant to the consulting agreement, ResortQuest has agreed to compensate Mr. Abbott as follows:

- to pay a consulting fee of $125,000 per year;

- to pay premiums for coverage for Mr. Abbott and his immediate family under such health, hospitalization, disability, dental, life and other insurance plans that ResortQuest may have in effect from time to time;

- to reimburse Mr. Abbott for all business travel and other out-of-pocket expenses reasonably incurred by him in the performance of his duties; and

- to pay for a full membership in the Tops'l Beach and Racquet Club (the current cost for which is $1,200 per year).

The consulting agreement expires on September 29, 2001. The consulting agreement is terminable by ResortQuest or Mr. Abbott, with cause on ten (10) days written notice and or without cause on thirty (30) days written notice.

    ASTON HOTELS & RESORTS. Since July 22, 1997, Aston Hotels & Resorts has provided consulting and administrative services to AST International, LLC ("AST International") and its subsidiaries, entities controlled by Mr. Tatibouet. AST International and its subsidiaries have been billed $41,776 by Aston Hotels & Resorts for its services in 2000. Aston Hotels & Resorts also charged Aston International, AST Development and Mr. Tatibouet $23,530, $6,428 and $20,015, respectively, for expenditures on their behalf in 2000.

    At December 31, 1999, Mr. Tatibouet owed Aston Hotels & Resorts, either directly or through entities controlled by him (including properties managed by Aston Hotels & Resorts), an aggregate amount of approximately $4.9 million. Of this amount, $4.0 million represented cash advances made prior to our acquisition of Aston Hotel & Resorts that were formalized in a promissory note (the "Original Note") executed at the time of the acquisition. Interest was payable semi-annually under the Original Note at the prime rate less 0.5%, with a minimum of 6% and maximum of 10% with principal to be paid on May 25, 2008. The remaining balance included interest charges and certain fees and reimbursements payable under the management agreements described above.

    On February 16, 2000, ResortQuest agreed with Mr. Tatibouet to the formation of two separate notes (the "New Notes") and a new security agreement to provide additional collateral. One note for $4 million (the "A Note") replaced the Original Note. A second note in the amount of $1,080,428 (the "B Note") represented interest due on the A Note and advances to and unpaid fees earned from entities managed for or related to Mr. Tatibouet and was executed
February 16, 2000. Both the A Note and the B Note are fully collateralized by certain real estate held by Mr. Tatibouet.

    The New Notes bear interest at prime rate, less 0.5%, with a minimum of 6% and a maximum of 10%. The B Note, plus accrued interest, is due and payable in two equal installments on December 31, 2000 and July 31, 2001. Payments under the A Note are interest only, due and payable every January and July 1st. The A
Note is due and payable on May 25, 2008. At December 31, 2000, Mr. Tatibouet owed Aston Hotels & Resorts approximately $5.1 million plus accrued interest. This amount included the New Notes and certain fees and disbursements payable under the management agreements discussed above. On January 2, 2001, Mr. Tatibouet made payment of the accrued interest on the New Notes through December 31, 2000. On January 19, 2001, Mr. Tatibouet made payment of the principal due at December 31, 2000 under the "B Note."

    Aston Hotels & Resorts has entered into a 20-year royalty free license agreement with AST Brands, LLC, an entity primarily owned by Mr. Tatibouet, for use of the name, Aston Hotels & Resorts as well as other service marks, tradenames, trademarks and logos. At December 31, 2000, approximately seventeen years remained on the license agreement.

    On May 26, 2000, Aston Hotels & Resorts instituted legal proceedings in the Circuit Court for the First Circuit of Hawaii against Mr. Tatibouet. This action arises out of a document styled "Cooperation Agreement" that was signed by Mr. Tatibouet, purporting to act on behalf of Aston Hotels & Resorts, on the one hand, with Cendant Global Services B.V. and Aston Hotels & Resorts International, Inc., an independent entity not affiliated with ResortQuest or Aston Hotels & Resorts, on the other hand. The Cooperation Agreement contains several provisions that are detrimental to Aston Hotels & Resorts, including provisions purporting to transfer certain intellectual property and limit certain intellectual property rights held by Aston Hotels & Resorts. Aston Hotels & Resorts seeks monetary damages for breach of fiduciary duty, fraud and negligent misrepresentation. By order of the Circuit Court, the claims asserted by Aston Hotels & Resorts in the lawsuit have been consolidated with an arbitration demand, filed with the American Arbitration Association by Mr. Tatibouet, in which he alleges various breaches of his employment agreement with Aston Hotels & Resorts.

    Also on May 26, 2000, ResortQuest and Aston Hotels & Resorts brought action in the Circuit Court for the First Circuit of Hawaii against Cendant Corporation, Aston Hotels & Resorts International, Inc. and Cendant Global Services B.V. ("Defendants"). It is the position of ResortQuest and Aston
Hotels & Resorts that the Cooperation Agreement is voidable because (i) it was entered in breach of a prior agreement between ResortQuest and the parent company of Cendant Global Services B.V. and Aston Hotels & Resorts International, Inc., Cendant Corporation, and (ii) it was entered into by an interested director and officer of Aston Hotels & Resorts who was engaging in self-dealing. Accordingly, ResortQuest and Aston Hotels & Resorts seek damages for breach of contract against Cendant, and the equitable remedies of rescission and replevin.

    COASTAL RESORTS. Pursuant to an exclusive listing agreement with Sea Colony Development Corporation, a wholly-owned subsidiary of CMFA, dated January 1, 1997, Coastal Resorts Realty received a real estate sales commission of 6.5% of the full purchase price of each new home sold at the Sea Colony condominium community in Bethany Beach, Delaware. Under the agreement, Coastal Resorts Realty was also required to develop a marketing plan, at its own expense, to promote home sales in the Sea Colony community. This agreement terminated on September 30, 2000. Mr. Freeman is the president and sole stockholder of Sea Colony Development.

    Pursuant to an exclusive listing agreement with Bear Trap Farms ("BTF") dated March 1, 2000, Coastal Resorts Realty receives real estate sales commissions of 6.0% of the full purchase price of each new home sold at the Village of Bear Trap Dunes golf resort community in Ocean View, Delaware. Under the agreement, Coastal Resorts Realty also was required to develop a marketing plan, at its own expense, to promote home sales in the BTF community. This agreement terminates on May 26, 2001. Mr. Freeman is president and sole stockholder of BTF.

    Sea Colony Development and BTF paid Coastal Resorts Realty an aggregate of $1,511,405 under their agreements in 2000.

    Coastal Resorts Management has a management agreement with CMF
Fitness, Inc., dated June 1, 1996, to manage the Sea Colony Fitness Center for $5,833 a month. CMF Fitness is a wholly owned subsidiary of CMFA. CMF Fitness paid Coastal Resorts Management

$69,996 in 2000, under the agreement. The agreement terminates on the earlier of
(i) December 31 of the year in which the last new home in the Sea Colony development is sold or (ii) December 31, 2005.

    Pursuant to an agreement with Sea Colony Water Company, L.L.C., dated January 1, 1997, Coastal Resorts Management was appointed exclusive agent for and manager of the Sea Colony Water Plant. Sea Colony Water is a wholly owned subsidiary of CMFA. Under the terms of the agreement, Coastal Resorts Management is entitled to retain all revenue collected by the water plant, less costs and expenses and certain payments to Sea Colony Water. Coastal Resorts Management received net revenues of $244,540 in 2000 from its management of the water plant. This agreement terminates on December 31, 2001 or upon the sale of the water plant.

    CMFA appointed Coastal Resorts Management as its sole and exclusive agent for the management of a commercial propery known as The Sea Colony Marketplace in Bethany Beach, Delaware. Both agreements were terminated as of May 2000. Both agreements provided for payment to Coastal Resorts Management of a management fee equal to 5% of gross receipts from the operation of the respective properties. Amounts paid by CMFA to Coastal Resorts Management under these agreements in 2000 equaled $10,496.

    Pursuant to an agreement dated January 1, 1998, CMFA appointed Coastal Resorts Management as its exclusive agent for the management of a private thoroughfare running through the Sea Colony West condominium complex. Payments to Coastal Resorts Management equal 20% of total budget expenditures for management of the road under a budget prepared by Coastal Resorts Management and approved by CMFA. CMFA paid Coastal Resorts Management $11,148 under the agreement in 2000. This agreement expired in December 2000, but has been extended through December 31, 2001.

    Pursuant to an agreement, dated as of January 1, 1998, between CMFA and Coastal Resorts Management, CMFA appointed Coastal Resorts Management as CMFA's exclusive agent, for the period from January 1, 1998 to December 31, 2000, for the collection of ground rents owed to CMFA by condominium unit homeowners in the Sea Colony condominium development in Bethany Beach, Delaware. The agreement provides for CMFA to pay Coastal Resorts Management an administration fee equal to 3% of net ground rents collected under the agreement. In 2000, CMFA paid Coastal Resorts Management $31,941 under this agreement. In December 2000, this agreement was extended until December 31, 2001, with the terms and conditions under the original agreement applying.

    RESORTQUEST. ResortQuest and David Sullivan, a director and former Chairman and Chief Executive Officer, entered into a Consulting Agreement in May 2000, for a term of approximately 26 months. Under the agreement, ResortQuest pays consulting fees of $12,500 per month.

  ----------------------------------------------------------------------------
                    ITEM 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------------------------------------------

    The Board of Directors appointed Arthur Andersen LLP as independent public accountants to audit and report on ResortQuest's consolidated financial statements for the 2001 fiscal year and recommends that the shareholders ratify the appointment. Arthur Andersen has served as our independent public accountants since ResortQuest was formed in September 1997. If the shareholders do not ratify the appointment of Arthur Andersen, the Audit Committee and the Board of Directors will consider the appointment of other independent public accountants. One or more representatives of Arthur Andersen will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

  ----------------------------------------------------------------------------
                            ITEM 3 -- OTHER MATTERS
----------------------------------------------------------------------------

    The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. If any other matter requiring a vote of the shareholders should arise, the proxies (or their substitutes) will vote in accordance with their best judgment.

                                   APPENDIX A

                    RESORTQUEST INTERNATIONAL, INCORPORATED
                         CHARTER OF THE AUDIT COMMITTEE
                             OF THE BOARD DIRECTORS
                        AS ADOPTED BY BOARD OF DIRECTORS
                                ON MAY 11, 2000

I. PURPOSES AND RESPONSIBILITIES

    A. The Audit Committee has been created to implement and to support the oversight function of the Board or Directors (the "Board") to ensure quality financial reporting, accounting policies, internal controls and independent and objective outside auditors.

    B. The Audit Committee has responsibility to:

       1. oversee and ensure the integrity of the audit process, financial reporting and internal accounting controls of the Company;

       2.  oversee the work of the Company's financial management
           ("Management"), internal audit process (the "Internal Auditors") and independent audit process (the "Outside Auditors") in these areas;

       3. ensure that Management properly develops and adheres to a sound system of internal accounting and financial controls and that the Internal Auditors and the Outside Auditors objectively assess the Company's financial reporting, accounting practices and internal controls; and

       4. provide an open avenue of communication between the Outside Auditors, the Internal Auditors and the Board.

    C. The Audit Committee will adopt policies and procedures for carrying out its responsibilities. Such policies and procedures should be flexible so the Audit Committee may react to changing conditions and ensure that the Company's internal controls and accounting and financial reporting practices meet all legal requirements and are of the highest quality.

II. MEMBERSHIP OF THE COMMITTEE

    A. The Audit Committee will consist of three or more directors as determined annually by the Board and appointed in accordance with the Company's bylaws.

    B. Each member of the Audit Committee must:

       1. not have a relationship with the Company that would interfere with the exercise of his or her independence from Management and the Company;

       2. be financially literate, as that qualification is interpreted by the Board in its business judgment from time to time, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee;

       3. not be or have been during the three years preceding his or her appointment to the Audit Committee an employee or non-employee executive officer of the Company or any of its Affiliates (as defined in the paragraph 303.02 of the New York Stock Exchange, Inc.'s NYSE Listed Company Manual [the "NYSE Definitions"]);

       4. not be or have been during the three years preceding his or her appointment to the Audit Committee a partner, controlling shareholder or executive officer of an organization that has a material business relationship with the Company unless the Board determines in its business judgment that the business relationship does not interfere with the Director's exercise of independent judgment;

       5. not have or have had within the three years preceding his or her election to the Audit Committee a direct business relationship with the Company unless the Board determines in its business judgment that the relationship does not interfere with the Director's exercise of independent judgment;

       6. not be employed as an executive of another corporation for which any of the Company's executive officers serve as a member of the other corporation's compensation committee; and

       7. not be an Immediate Family (as defined in the NYSE Definitions) member of an individual who is or had been during the three years preceding his or her appointment to the Audit Committee an executive officer of the Company or its Affiliates.

    C. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment from time to time.

    D. The Board will determine a director's eligibility to serve on the Audit Committee. The Board may elect one director to the Audit Committee who is no longer an employee or non-employee executive of the Company or any of its Affiliates or an Immediate Family member of an executive officer of the Company or any of its Affiliates, but who has been so with the three years prior to the date of his or her appointment to the Audit Committee, under exceptional and limited circumstances if the Board determines in its business judgment that such director's membership on the Audit Committee is required by the best interests of the Company and its shareholders and the nature of the relationship and reasons for the determination are disclosed in the Company's next annual proxy statement.

III. MEETINGS OF THE AUDIT COMMITTEE

    A. The Audit Committee will meet as often as it deems appropriate to discharge its responsibilities, but shall meet at least two times each year. The Audit Committee may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide any information it may deem appropriate. Meetings may be telephonic.

    B. To the extent it deems necessary in its business judgment, the Audit Committee will meet with Management, the Outside Auditors and the Internal Auditors, either with all or one or more of such group being present at any meeting, to discuss matters for which the Audit Committee has responsibility.

IV. SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE

    A. SELECTION AND OVERSIGHT OF THE OUTSIDE AUDITORS

       1. The Outside Auditors are ultimately accountable to the Board and the Audit Committee. The Board and Audit Committee shall select and, where appropriate, replace the Outside Auditors.

       2. The Audit Committee will approve the terms of the engagement and compensation of the Outside Auditors.

       3. The Audit Committee will, as it deems necessary in its business judgment, evaluate the Outside Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

       4. The Audit Committee shall be responsible for ensuring that the Outside Auditors submit to it on a periodic basis a formal written statement delineating all relationships between the Outside Auditors and the Company, including the disclosures regarding the Outside Auditors' independence required by the Independence Board Standard No. 1, as in effect from time to time.

       5. The Audit Committee shall be responsible for actively engaging in a dialogue with the Outside Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Outside Auditors and for recommending that the Board take appropriate action in response to the Outside Auditors' report to satisfy itself of the Outside Auditors' independence.

    B. APPOINTMENT AND OVERSIGHT OF INTERNAL AUDITORS.

       1. The Audit Committee will periodically evaluate the internal audit process and proposed changes, as it deems necessary in its business judgement.

       2. The Audit Committee will, as it deems necessary in its business judgment, evaluate the Internal Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

    C. OVERSIGHT END REVIEW OF ACCOUNTING PRINCIPLES AND PRACTICES AND INTERNAL CONTROLS.

       The Audit Committee will, as it deems necessary in its business judgment, exercise oversight of, and review and discuss with Management, the Outside Auditors and the internal Auditors:

       1. the quality, appropriateness and acceptability of the Company's accounting principles used in its financial reporting, the clarity of the financial disclosures made, changes in the Company's accounting principles or practices, the application of particular accounting principles and disclosure practices by Management to new transactions or events;

       2. potential major changes in accepted accounting principles generally accepted in the United States and the effect of those changes on the Company's financial statements;

       3. changes in accounting principles and financial reporting policies proposed to be implemented by the Company;

       4. significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company's financial statements;

       5. information regarding any "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

       6. Management's compliance with the Company's processes, procedures and internal controls;

       7. the adequacy and effectiveness of the Company's internal accounting and financial controls and the recommendations of Management, the Outside Auditors and Internal Auditors for the improvement of accounting practices and internal controls; and

       8. disagreements between Management and the Outside Auditors or the Internal Auditors regarding the application of any accounting principles or any other matter.

    D. OVERSIGHT AND MONITORING OF THE COMPANY'S FINANCIAL STATEMENTS AND
       AUDITS.

       The Audit Committee will, as it deems necessary in its business judgment:

       1. review with the Outside Auditors, the Internal Auditors and Management the audit function generally, the scope of proposed audits of the Company's financial statements and the audit procedures to be used in those audits;

       2. review the audit efforts with the Outside Auditors, the Internal Auditors and Management to ensure effective use of audit resources;

       3.  review information regarding internal audits;

       4. review with the Outside Auditors and Management each set of audited financial statements and the notes to those financial statements and, with respect to the Company's audited financial statements for the preceding fiscal year, to recommend whether those audited financial statements should be included in the Company's annual report on Form 10-K relating to that fiscal year; and

       5. discuss with the Outside Auditors any serious difficulties or disputes with Management encountered during the course of the audit, including any adjustments to the financial statements recommended by the Outside Auditors and rejected by Management.

    E. COMMUNICATIONS WITH THE OUTSIDE AUDITORS.

       The Audit Committee will, as it deems necessary in its business judgment, communicate with the Outside Auditors:

       1. to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial reporting;

       2. obtain the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS 54, 60, 61 and 82;

       3. require the Outside Auditors to review the financial information included in the Company's Quarterly Reports on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Securities and Exchange Commission (the "Commission") prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company's Quarterly Reports on Form 10-Q any reports of the Outside Auditors required by Rule 10-01(d); and

       4. Any significant or unusual activity impacting the quarterly or annual financial statements before those financials are filed with the SEC.

    F. COMMUNICATIONS WITH THE INTERNAL AUDITORS.

       The Audit Committee will, as it deems necessary in its business judgment, communicate with the Internal Auditors to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial and accounting personnel and the impact of each on the quality and reliability of the Company's financial statements.

    G. COMMUNICATIONS WITH MANAGEMENT.

       The Audit Committee will, as it deems necessary in its business judgment, communicate with Management to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, the Outside Auditors, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial statements.

    H. AUDIT COMMITTEE REPORTS.

       1. The Audit Committee will prepare annually a report for inclusion in the Company's proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (a) reviewed and discussed the audited financial statements with Management; (b) discussed with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time;
           (c) received from the Outside Auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the Outside Auditors, the Outside Auditors' independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the last fiscal year for filing with the Commission.

       2. To the extent such information is not included in the annual report of the Audit Committee to be included in the Company's proxy statement relating to its annual shareholders meeting, the Audit Committee will also report at least annually to the Board on significant results of its activities and compliance with this Charter.

    I. ADDITIONAL RESPONSIBILITIES.

       The Audit Committee will:

       1. As it deems necessary in its business judgment, conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

       2. Review annually with the full Board of Directors the adequacy of the Audit Committee Charters.

                       RESORTQUEST INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints David L. Levine, James S. Olin and J. Mitchell Collins, or any of them individually and each of them with full power of substitution to represent them and to vote as designated on the reverse side all of the shares of Common Stock of ResortQuest International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Thursday, May 10, 2001 at the Peabody Hotel, 149 Union Avenue, Memphis, TN 38103, and at any postponements or adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!


                          ANNUAL MEETING OF STOCKHOLDERS
                          RESORTQUEST INTERNATIONAL, INC.

                                   MAY 10, 2001




                     Please Detach and Mail in the Envelope Provided

      Please mark your
A /X/ votes as in this
      example.

                FOR ALL         WITHHOLD
               NOMINEES        AUTHORITY
               LISTED AT       TO VOTE FOR
             RIGHT (except    THE NOMINEES
             as marked to      LISTED AT                                                                      FOR  AGAINST  ABSTAIN
             the contrary)       RIGHT        NOMINEES:                                   2. APPOINTMENT OF
                                              William W. Abbott, Jr.                         ACCOUNTANTS      / /    / /      / /
                                              Elan J. Blutinger                              Approval of the
                                              David L. Levine                                appointment of
1. ELECTION      / /              / /         Collin V. Reed                                 Arthur Andersen LLP
   OF                                         David C. Sullivan                              as the Company's independent
   DIRECTORS                                  Joseph V. Vittoria                             public accountants for the
                                              Theodore L. Weise                              2001 fiscal year.
(INSTRUCTIONS: To withhold authority to
vote for any individual nominee, strike                                                   3. VOTE ON OTHER MATTERS In their
a line through the nominee's name listed                                                     discretion, the Proxies are
at right.)                                                                                   authorized to vote upon matters not
                                                                                             known to the Board of Directors as
                                                                                             of the date of the accompanying proxy
                                                                                             statement.

                                                                                             UNLESS OTHERWISE SPECIFIED IN THE
                                                                                             SQUARES PROVIDED, THE PROXIES SHALL
                                                                                             VOTE FOR THE ELECTION OF THE NOMINEES
                                                                                             LISTED ABOVE AND FOR THE APPROVAL OF
                                                                                             THE APPOINTMENT OF INDEPENDENT PUBLIC
                                                                                             ACCOUNTANTS.

                                                                                             PLEASE MARK, SIGN, DATE AND RETURN
                                                                                             THE PROXY CARD PROMPTLY USING THE
                                                                                             ENCLOSED ENVELOPE.



_____________________________________________   ___________________________________________  Date: ______________________,  2001
Signature                                       Signature, If Held Jointly

NOTE:  Signatures should be identical with the name typed on the Proxy. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.
